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                                                                    EXHIBIT 10.4

MORTGAGE                              *              UNITED STATES OF AMERICA
                                      *
BY                                    *              STATE OF TEXAS
                                      *
FISHING TOOLS, INC.                   *              COUNTY OF HARRIS


       BE IT KNOWN, that on this 17th day of February, 1999,

       BEFORE ME, Deborah S. Hudgeons, a Notary Public, duly commissioned and qualified in and for the aforesaid State and County, and in the presence of the undersigned, competent witnesses, personally came and appeared:

       FISHING TOOLS, INC., a corporation organized under the laws of the State of Louisiana, whose mailing address is 5005 Riverway Drive, #550, Houston, Texas 77056, whose Employer Identification Number is 72-0461244, herein represented by Eugene L. Butler, its President, duly authorized per resolutions adopted by the Board of Directors of said corporation, a certified copy of which is annexed hereto (hereinafter referred to as "Mortgagor").

       Mortgagor declares and acknowledges that PONDER INDUSTRIES, INC. is justly and truly indebted unto WHITE OWL INVESTORS L.L.C. ("Mortgagee") in the principal sum of ONE HUNDRED THOUSAND AND NO/100 ($100,000.00) DOLLARS, as evidenced by that certain promissory note (the "Note") for the said sum of One Hundred Thousand and No/100 ($100,000.00) Dollars, payable to the order of White Owl Investors L.L.C., with interest from date until paid at a rate equal to the lesser of (a) ten (10%) percent per annum or (b) the Maximum Rate (as defined therein) from time to time in effect, having a maturity date of June 15, 1999, together with interest, attorney's fees, insurance premiums, taxes, collection costs, keeper fees, and all other costs as provided in this mortgage, if any should accrue.

       And now, in order to secure the full, complete, proper, and timely payment, observance and performance of any and all present and future liabilities, obligations, covenants, conditions, agreements and stipulations of every nature and kind, direct or indirect, contingent or otherwise, by Mortgagor and/or Ponder Industries, Inc. to Mortgagee, including but not limited to the Note and any and all insurance premiums, taxes, keeper's fees, and the performance of all obligations of Mortgagor under this mortgage; all together with interest, attorneys' fees (Mortgagor agreeing that if the Note is referred to an attorney-at-law to institute legal proceedings to recover all or any part of the principal or interest on the Note, to protect interests of the holder or holders of the Note, or for collection, compromise, or other action, Mortgagor hereby agrees to pay the fee of the attorney who may be employed for that purpose, which fee is hereby fixed at twenty (20%) percent of the amount due, sued for, claimed, or sought to be protected, preserved or enforced) and collection costs (collectively, the "Obligations"), Mortgagor specially mortgages, pledges, assigns, affects, grants a security interest in, and hypothecates in favor of Mortgagee, the following (collectively, the "Mortgaged Property"):

       (1) FIVE CERTAIN LOTS OF GROUND, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, advantages and appurtenances thereunto belonging or in anywise appertaining, situated, lying and being in the VILLAGE OF MARRERO, PARISH OF JEFFERSON, STATE OF LOUISIANA, in MARRERO INDUSTRIAL SUBDIVISION, SECTION "A", designated as LOTS NOS. 64, 65, 66, 67 AND 68, which lots adjoin each other and measure each 100 feet front on MacArthur Avenue, same in width in the rear, by a depth of 435.60 feet between equal and parallel lines. All in accordance with a survey made by Guy J. Seghers, C.E., dated July 20, 1956, revised April 19, 1957, and June 30, 1960, approved by the Jefferson Parish Council by Ordinance No. 4654, recorded in COB 512, folio 652 of the records of Jefferson Parish.

              All in accordance with survey by Joseph L. Kreller, Jr., C.E., dated April 15, 1989.

              Lots 64 and 65 being the same property acquired by Fishing Tools, Inc. from Marrero Land and Improvement Association, Limited, per act dated July 9, 1969, executed before Louis H. Marrero, Notary Public, registered in COB 700, folio 932, Parish of Jefferson.

              Lot 66 being the same property acquired by J & V Tool & Equipment Co. Inc. from Marrero Land and Improvement Association, Limited, per act dated January 12, 1961, executed before Maurice J. Pitre, Notary Public, registered in COB 522, folio 507, Parish of Jefferson.

              Lots 67 and 68 being the same property acquired by J & V Tool & Equipment Co. Inc. from Marrero Land and Improvement Association, Limited, per act dated January 12, 1961, executed before Maurice
              J. Pitre, Notary Public, registered in COB 522, folio 505, Parish of Jefferson.

              (The above described immovable property is collectively referred to herein as the "Premises");

              Together with all buildings, constructions, and improvements now or hereafter existing on the Premises, all other component parts of the Premises, all component parts of the buildings, constructions, and improvements now or hereafter on the Premises, all appurtenances, attachments, rights, ways, privileges,






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              servitudes, advantages, batture and batture rights belonging or in any wise appertaining to the Premises, affecting the Premises, or now or hereafter forming part of, attached to, or connected with the Premises or used in connection with the Premises.

              To the extent any of the following may be applicable, this act is made and accepted subject to the following:

              a. Reservation of mineral rights, with waiver of surface rights, as contained in Sale by Marrero Land & Improvement Association, Limited, dated July 9, 1969, recorded in COB 700, folio 932.

              b. Reservation of mineral rights, with no waiver of surface rights, as contained in Sale by Marrero Land & Improvement Association, Limited, dated January 12, 1961, recorded in COB 522, folio 507, and COB 522, folio 505.

              c. Right of way in favor of United Gas Pipe Line Company and Interstate National Gas Company, recorded in COB 245, folio 342.

              d. Right of way in favor of United Gas Pipe Line Company and Interstate National Gas Company, recorded in COB 245, folio 344.

              e. Right of way in favor of Louisiana Power & Light Company, recorded in COB 107, folio 178.

              The parties hereto declare that they do not hereby intend, by the execution of these presents, to interrupt, or suspend, the running of any prescription or peremption which has run or may run in connection with the foregoing, nor do the parties intend to revive, establish or initiate any one or more of the foregoing which may not now or hereafter be binding upon the hereinabove described property and/or the parties hereto.

       (2) All present and future rents, fruits, revenues, income and profits accruing from time to time from the use, possession, occupancy or lease of all or any part of the Premises and from Mortgagor's operation thereof including, without limitation, rights to rents, royalties, rentals, shut in payments and other payments which are rents or rentals attributable to Mortgagor's sale, lease or other disposition of his right to explore or develop mineral interests in the Premises (collectively, the "Rents"), and all present and future leases of all or any part of the Premises ("Leases"); and

       (3) All incorporeal rights incidental or accessory to the Premises or its use (the "Incorporeal Rights"), including without limitation
              (i) the right to receive proceeds and awards from the sale, lease, insurance loss, claims for damages, or condemnation, expropriation or other taking of the Premises (the "Proceeds");
              (ii) rights under service, maintenance, or warranty contracts relating to the Premises; and (iii) rights under trade names, patents, or copyrights that are subject to use in connection with the Premises or Mortgagor's business or other activities conducted thereon.

       1. Covenants. 1.1 The Mortgaged Property shall remain specially mortgaged, pledged, affected and hypothecated to, and subject to a security interest in favor of, Mortgagee until the full and final payment, observance and performance of the Obligations and cancellation of this Mortgage from the public records. Mortgagor shall not sell, transfer, mortgage, assign, pledge, alienate or create any security interest in the Mortgaged Property. In no event shall any such act by Mortgagor, whether or not authorized by Mortgagee, prejudice the rights of Mortgagee under this mortgage.

       1.2. Mortgagor shall make all repairs, additions, and improvements necessary to maintain the Mortgaged Property in good condition and to prevent any impairment of the security of this mortgage. If Mortgagor fails to maintain the Mortgaged Property in good condition, Mortgagee may, at its option, cause the Mortgaged Property to be maintained in good condition at Mortgagor's cost.

       1.3. (a) Mortgagor shall keep the Mortgaged Property constantly insured against risk of loss by fire, wind, storm, flood, tornado, theft, and all such other hazards, casualties, and contingencies as may be deemed necessary by Mortgagee. The insurance shall be in such amounts and shall be issued by such companies as are acceptable to Mortgagee. All policies of insurance shall be delivered to Mortgagee, shall contain a loss payable clause in favor of Mortgagee, and shall be in a form acceptable to Mortgagee. All renewal policies shall be delivered to Mortgagee at least fifteen (15) days prior to the expiration date of the existing policy.

              (b) The insurance policies required by this mortgage shall provide that any loss payable to Mortgagee and Mortgagor, as their respective interests may appear, shall be payable to Mortgagee notwithstanding any act or omission of Mortgagor or of any other party, which would otherwise result in a forfeiture of such insurance, and that policies shall not be canceled even for nonpayment of premium or the coverage reduced without at least thirty (30) days prior written notice to Mortgagee.

              (c) Mortgagor shall promptly notify Mortgagee of any insured loss. If Mortgagee receives any sum of money from any insurance policy affecting the Mortgaged Property, Mortgagee may, at its option and in such manner


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as it may determine, (i) retain the money and apply it toward the payment, observance and performance of any one or more of the Obligations, with Mortgagee having the right to impute the money among the Obligations in any manner specified by Mortgagee, or (ii) pay all or part of the money, under such conditions as Mortgagee may determine, to Mortgagor to enable Mortgagor to repair or restore the Mortgaged Property or use the money for any other purpose satisfactory to Mortgagee, all without prejudice to, and without affecting the lien of, this mortgage.

       1.4. Mortgagor shall pay promptly when due all taxes, local and special assessments, and governmental and utility charges (collectively, the "Taxes") imposed, assessed, or levied on all or any part of the Mortgaged Property, and Mortgagor shall furnish Mortgagee evidence of the payment of the Taxes. If Mortgagor for any reason does not pay promptly when due any of the Taxes, Mortgagee is hereby authorized to pay such unpaid Taxes with full subrogation to all rights of all authorities imposing such Taxes by reason of Mortgagee's payment, and Mortgagor shall promptly reimburse Mortgagee on demand for Taxes paid by Mortgagee. Mortgagor shall, if requested by Mortgagee, pay to Mortgagee an amount equal to the estimated annual Taxes and the premiums for the insurance required by this Mortgage, so that Mortgagee shall have sufficient funds available to pay such Taxes and insurance premiums, and Mortgagor shall, at the option of Mortgagee, pay such amounts either thirty (30) days before they become due, or in equal monthly payments in advance, with such payments commencing one (1) month after the date of this mortgage.

       1.5. Mortgagor shall pay promptly when due all of Mortgagor's obligations that might, if unpaid, result in or permit the creation of a lien or encumbrance on all or any part of the Mortgaged Property. Mortgagor shall do everything necessary to preserve the priority of this mortgage without any expense to Mortgagee. Mortgagor shall notify Mortgagee immediately if any lien is filed against any part of the Mortgaged Property or if any part of the Mortgaged Property is seized, attached, or levied against. Mortgagor shall immediately obtain the release of the Mortgaged Property from any seizure, lien, or attachment, and if Mortgagor fails to do so, Mortgagee may, at its option, obtain the release of the Mortgaged Property at Mortgagor's expense.

       1.6. (a) Mortgagor shall comply with all laws, ordinances, regulations, covenants, conditions, and restrictions affecting the Mortgaged Property, its use, construction, or maintenance, including, without limitation, all Environmental Laws. As used in this Mortgage, "Environmental Laws" shall mean any and all federal, state or local laws, rules, regulations, orders, permits, or ordinances involving the environment including, but without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9607 et seq., as amended by the Superfund Amendment and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (codified as amended in various sections of 42 U.S.C.), the Hazardous Materials Transportation Act, Pub. L. No. 93-633, 88 Stat. 2156 (codified as amended in various sections of 46 U.S.C.); the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., Article 2315.3 of the Louisiana Civil Code, Statewide Order 29-B by Office of Conservation, Department of Natural Resources, State of Louisiana, the Louisiana Abandoned Oilfield Waste State Law (La. R.S. 30:71, et seq.), and the Louisiana Environmental Quality Act (La. R.S. 30:2001, et seq.) as they now exist or may subsequently be modified, supplemented or amended. Mortgagor warrants that neither Mortgagor, any occupant of the Mortgaged Property, or the Mortgaged Property is in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any of the Environmental Laws.

              (b) Mortgagor shall forever indemnify, defend and hold harmless Mortgagee, its directors, officers, employees and agents from and against all harms, including, without limitation, damages, punitive damages, liabilities, losses, demands, claims, costs, recovery actions, lawsuits, administrative proceedings, orders, response costs, compliance costs, investigation expenses, consultant fees, attorneys' fees and litigation expenses arising from (i) the operation of any of the Environmental Laws, and (ii) the violation by Mortgagor, any occupant of the Mortgaged Property, or the Mortgaged Property of any of the Environmental Laws. Mortgagor shall pay all costs and expenses incurred by Mortgagee to enforce the provisions of this paragraph, including, without limitation, attorneys' fees and litigation expenses. The provisions of this paragraph shall survive the cancellation of this mortgage and shall remain in full force and effect beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim of Mortgagee within the scope of the provisions of this paragraph.

       1.7. Mortgagor shall not remove any part of the Mortgaged Property from its present location without Mortgagee's prior written consent.

       1.8. Mortgagor shall permit Mortgagee and its agents to have access to, and to inspect the Mortgaged Property at all reasonable times.

       1.9. Mortgagor warrants that Mortgagor lawfully owns and possesses the Mortgaged Property, that the Mortgaged Property is registered in Mortgagor's name, that the Mortgaged Property has not been alienated by Mortgagor, and that there are no mortgages, liens, judgments or encumbrances against the Mortgaged Property unless specifically listed here:

       a. Mortgage by Fishing Tools, Inc. in favor of Jefferson Guaranty Bank in the amount of $1,500,000.00, dated April 21, 1998, recorded in MOB 2511, folio 295.



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       Mortgagor represents and warrants to Mortgagee that the obligations secured by the $1,500,000.00 Mortgage has been fully paid or performed and that Mortgagor will have the $1,500,000.00 Mortgage cancelled of record by not later than February 28, 1999.

       1.10. The maximum amount of the Obligations secured by this mortgage and assignment of leases and rents shall not at any one time exceed One Hundred Million ($100,000,000.00) Dollars. Mortgagee shall have full subrogation to Mortgagor's rights to all Leases and Rents.

       1.11 Mortgagor shall administer the Leases, Rents and Incorporeal Rights in a fiduciary capacity for the benefit of Mortgagee. Although this instrument creates a present pledge and assignment of and vested security right in the Leases and Rents, Mortgagor shall be entitled to collect the Rents until the occurrence of a Default or until Mortgagee sends written notice to Mortgagor at Mortgagor's address set forth above, whereupon Mortgagee shall have the right to receive and collect the Rents. All Proceeds shall be paid directly to Mortgagee. Mortgagor hereby irrevocably appoints Mortgagee its agent and attorney-in-fact (coupled with an interest), to demand, sue for, collect, receive, and receipt for the Rents and Proceeds, and to exercise all the rights and privileges of Mortgagor under any of the Leases or Incorporeal Rights affecting the Mortgaged Property, including without limitation, the right to fix or modify the amount of the Rents, to evict any lessee, tenant or occupant (the "Lessee") from the Mortgaged Property, to relet such property and to do all such things as Mortgagee may deem necessary. Mortgagor hereby irrevocably consents that all Lessees of the Mortgaged Property shall be authorized to pay the Rents directly to Mortgagee without liability for the determination of the actual existence of any Default, the Lessees being hereby expressly relieved of any obligation to Mortgagor with respect to Rents paid to Mortgagee. All Rents and Proceeds collected under this mortgage shall be applied, after payment of all costs and charges, as a credit against the Obligations. Mortgagee shall have no legal or contractual responsibility for the condition of the Mortgaged Property, for any obligation to perform leases affecting the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property. Mortgagor indemnifies and shall defend the Mortgagee and its agents, employees, successors, and assigns (the "Indemnified Parties") and to hold them harmless from any cost, expense, liability, loss, or damage, including, without limitation, reasonable attorneys' fees, which may or might be incurred by them by reason of the assignment of and security interest in the Rents, Leases and Incorporeal Rights. The obligation set forth herein to indemnify, defend, and hold the Indemnified Parties harmless shall be secured by this mortgage.

       1.12. Mortgagor hereby agrees to pay promptly all charges, costs, and attorneys' fees incurred in connection with the preparation, execution, and recordation of this mortgage.

       1.13. If Mortgagor fails to perform any obligation under this mortgage, then the Mortgagee may, at its option, perform such obligation, and the cost of such performance shall be reimbursable to Mortgagee upon demand and added to the amount secured by this mortgage, provided that the maximum amount to be secured by this mortgage shall not, at any one time, exceed One Hundred Million ($100,000,000.00) Dollars. Authorizations granted to the Mortgagee to pay or perform obligations on behalf of the Mortgagor, or to enforce or collect Leases, Rents and Proceeds, are solely for the benefit of Mortgagee, to be exercised in Mortgagee's sole discretion, and shall be performed at the sole risk and expense of Mortgagor. Mortgagee shall have no liability to Mortgagor, or any other party, either directly or by set-off or compensation, for failure to perform such obligations or to enforce or collect Leases, Rents or Proceeds, or for performing in a manner that causes damage to the Mortgagor.

       2. Default and Remedies. 2.1. The occurrence of any one or more of the following events shall constitute a default (a "Default") under this mortgage:

              (a) failure to pay promptly on demand any principal or interest due on the Note;

              (b) failure to pay promptly on demand any sums advanced by Mortgagee for the payment of insurance premiums, Taxes, the cost of maintaining the Mortgaged Property in good repair, or the cost of obtaining the release of the Mortgaged Property from any seizure, lien, or attachment;

              (c) failure by Mortgagor to observe or perform any of Mortgagor's covenants, agreements, and obligations under this mortgage;

              (d) the inaccuracy of any warranty made by Mortgagor to Mortgagee in this mortgage or otherwise; or

              (e) the seizure, attachment or sequestration of any part of the Mortgaged Property.

       2.2. If a Default occurs, Mortgagee may, at Mortgagee's option, without notice to Mortgagor, declare the Obligations to be immediately due and payable, and may immediately exercise all remedies provided under this mortgage or by law. For purposes of executory process, Mortgagor confesses judgment in favor of Mortgagee for the full amount of the Obligations. Mortgagee may cause all or any part of the Mortgaged Property to be seized and sold under executory or other legal process without appraisement, which is hereby expressly waived, as an entirety or in parcels, as Mortgagee may determine, to the highest bidder for cash, or on such terms as are acceptable to Mortgagee.

       2.3. To the extent permitted by law, Mortgagor hereby expressly waives
(a) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits; (b) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil

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Procedure; (c) the notice of seizure required by Articles 2293 and 2721,
Louisiana Code of Civil Procedure; (d) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; (e) the benefit of the other provisions of Articles 2331, 2722, and 2723, Louisiana Code of Civil Procedure; (f) the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above; (g) all rights of division and discussion with respect to any Obligation; and (h) all homestead and other exemptions relating to the Mortgaged Property.

       2.4. In addition to all of the other rights and remedies of Mortgagee under this mortgage, if a Default occurs, Mortgagee may, at Mortgagee's option, without notice to Mortgagor, obtain an environmental site assessment for the Mortgaged Property prepared by an environmental consulting firm selected by Mortgagee and an appraisal of the Mortgaged Property prepared by an appraiser selected by Mortgagee. Mortgagor shall promptly on demand reimburse Mortgagee for the cost of the assessment and appraisal and the cost thereof shall be secured by this Mortgage. Mortgagor shall grant and hereby irrevocably grants to Mortgagee, and any consulting firms and appraisers hired by Mortgagee, access to the Mortgaged Property for purposes of preparing and obtaining all assessments and appraisals.

       2.5. Pursuant to Louisiana Revised Statutes 9:5136, et seq., Mortgagor hereby designates Mortgagee, or any employee, agent, or other person named by Mortgagee at the time any seizure of the Mortgaged Property is effected by Mortgagee to serve as a keeper of the Mortgaged Property pending the judicial sale thereof. The keeper's fees shall be determined by the Court before which the proceedings are pending, and the payment of such fees shall be secured by this mortgage.

       2.6. If any proceedings are instituted to enforce this mortgage by executory process or otherwise, all declarations of fact made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within that person's knowledge shall constitute authentic evidence of such facts for the purpose of executory process.

       3. Other Provisions. 3.1. The parties to this mortgage waive the production of mortgage, tax and assessment certificates and all other certificates or researches, and release the undersigned Notary Public and the surety on the undersigned Notary Public's bond from all resulting responsibility and liability.

       3.2. It is expressly agreed that any and all stipulations, agreements, warranties, and covenants by Mortgagor in favor of Mortgagee contained in this mortgage, and all rights, powers, and privileges conferred in this mortgage on Mortgagee by any of the provisions of this mortgage shall inure to and be for the benefit of and may be exercised by Mortgagee, its successors, and assigns. All covenants and agreements contained in this mortgage to be observed or performed by Mortgagor shall be binding upon Mortgagor and upon Mortgagor's heirs, administrators, executors, successors, and assigns, as well as upon any person, firm, or corporation hereafter acquiring title to the Mortgaged Property, or any part thereof, by, through, or under Mortgagor, and the word "Mortgagor," unless the context otherwise requires, shall also mean and include the heirs, administrators, executors, successors, and assigns of Mortgagor, and any other person, firm, or corporation acquiring title to any of the Mortgaged Property by, through, or under Mortgagor.

       3.3. If any provision of this mortgage is invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this mortgage.

       THUS DONE AND PASSED, in multiple originals at Houston, Texas, on the day, month, and year first above written, in the presence of the undersigned competent witnesses, who sign their names with the appearer and the undersigned Notary Public.

WITNESSES:                              MORTGAGOR:
                                        FISHING TOOLS, INC.

                                        BY:
---------------------------------           ----------------------------------
                                        NAME:      EUGENE L. BUTLER
                                        TITLE:     PRESIDENT
---------------------------------



                          ---------------------------

                                 NOTARY PUBLLC
                    MY COMMISSION EXPIRES __________________              [SEAL]



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